UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K
_____________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-53244

Date of Report: November 5, 2010

RESOURCE ACQUISITION GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	13-1869744
(State of other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

80 Wall Street, 5th Floor, New York, New York	10005
(Address of principal executive offices)	(Zip Code)

212-300-0070
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02   Election of Directors

On November 5, 2010 the Registrant’s Board of Directors voted to increase the number of members of the Board the three.  To fill the resulting vacancy, the Board elected Jimmy Sung to serve as a member of the Board of Directors.  Information about Mr. Sung follows.

Jimmy Sung.  Mr. Sung brings to Resource Acquisition an expertise in financial management acquired through a decade of involvement in the investment banking industry.  Since 2007 Mr. Sung has been employed as Financial Operations Principal by Primary Capital, LLC, a registered broker-dealer.  From 2004 to 2007 Mr. Sung was employed as Controller by Great Eastern Securities, a registered broker-dealer.  From 2002 to 2003 he was employed as a trader by Sonic Technologies, a registered broker-dealer.  From 1998 Mr. Sung was employed as a consultant by Anderson Consulting.  Mr. Sung earned a B.A. degree with a major in economics from New York University in 1993.  He was awarded an M.B.A. degree by St. John’s University in 1998.  Mr. Sung is 39 years old.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOURCE ACQUISITION GROUP, INC.

Dated: November 8, 2010	By:/s/ John C. Leo
John C. Leo, Chief Executive Officer